Exhibit 3.7

ARTICLES OF INCORPORATION

TO: JIM EDGAR, Secretary of State

1/We, the incorporator(s), being one or more natural persons of the age of twenty-one years or more or a corporation for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE	The name of the corporation is: All Ways Caring Services, Inc.

ARTICLE TWO	The name and address of the initial registered agent and registered office are:

	Registered Agent	Sandra Marmer Wallick
		First Name	Middle Name	Last Name

	Registered Office	135 South La Salle Street, Suite 710
		Number	Street	(Do not use PO. box)	Suite

		Chicago, Illinois 60603		(Cook County)
		City	Zip Code	County

ARTICLE THREE	The duration of the corporation is ☒ perpetual OR years.

ARTICLE FOUR	The purposes for which the corporation is organized are:

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

ARTICLE FIVE	Paragraph 1: The number of shares which the corporation shall be authorized to issue, itemized by class, series and par value, if any, is

	Class	Series	*Par Value per share	Number of shares authorized
	Common	N/A	NPV	5,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

ARTICLE SIX

The number of shares which the corporation proposes to issue without further report to the Secretary of State; itemized by class, series and par value, if any, and the consideration to be received by the corporation therefor (expressed in dollars) are:

			Par value	Number of shares	Total consideration
	Class	Series	per share	to be issued	to be received therefor
	Common	N/A	NPV	1,000	$1,000

				Total	$1,000

ARTICLE SEVEN	The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT	The number of directors to be elected at the first meeting of the shareholders is none.

ARTICLE NINE (Complete EITHER A or B)

☒

A: All the property of the corporation is to be located in the State and all of its business is to be transacted at or from places of business in this State, or the Incorporator(s) elect to pay the initial franchise tax on the basis of the entire consideration to be received for the issuance of shares.

☐	B: Paragraph 1: It estimated that the value of all property to be owned by the corporation for the following year wherever located will be $

Paragraph 2: It estimated that the value of all property to be located within the State of Illinois during the following year will be $

Paragraph 3: It estimated that the gross amount of business which will be transacted by the corporation during the following year will be $

Paragraph 4: It estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $

I/WE the Incorporator(s) declare that I, we have examined the foregoing Articles of Incorporation and that the statements contained therein, are, to the best of my/our knowledge and belief true, correct and complete. Executed this 2nd day of March, 1984.

(Signatures must be in ink. Carbon copy, Xerox or rubber stamp signatures are not acceptable.)

NOTE:  If a corporation acts as incorporator the name of the corporation and the state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

	Signature and Names	Post Office Address

1.	/s/ Sandra Marrmer Wallick	1.	135 South La Salle Street
	Signature Sandra Marmer Wallick		Street

2		2.	Chicago, Illinois 60603
	Name (please print)		City/Town	State	Zip

3.		3.
	Signature		Street

	Name (please print)		City/Town	State	Zip